Exhibit 10.1

THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"), NOR REGISTERED UNDER ANY STATE SECURITIES LAW. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

AGREEMENT FOR THE EXCHANGE OF COMMON STOCK

AGREEMENT made this 27th day of August 2010, by and between WorldVest, Inc., a Florida corporation (hereinafter, called "ISSUER") and CIM Mineral Investors, S.A. a BVI company hereto and made an integral part hereof (hereinafter, called "CIM Minerals"), which CIM Minerals owns 99.9% of Chile Inversiones de Minerales, Ltda. for (hereinafter, called “CIM”).

In consideration of the mutual promises, covenants, and representations contained herein, and other good and valuable consideration,

THE PARTIES HERETO AGREE AS FOLLOWS:

1.
EXCHANGE OF SECURITIES. Subject to the terms and conditions of this Agreement, the ISSUER agrees to issue to CIM Minerals, 20,000,000 shares of common stock of the ISSUER, $0.001 par value and 12,000,000 shares of Series D Convertible Preferred Stock (to be automatically converted at time of WorldVest, Inc. completes its redomicile to Cayman Islands and increases its authorized capital stock) of the ISSUER, $0.001 par value (hereinafter, called the "SHARES"), in exchange for shares representing 99.9% ownership of CIM, such that CIM shall become majority owned subsidiary of the ISSUER.

CIM Minerals will also transfer its rights to the ISSUER to acquire the final 0.01% of the stock in CIM for a nominal value of US$1.00 which can be exercised upon the change of incorporation of the company from a Limitada “Ltda” to a Society “S.A.” under the laws of the Country of Chile.

The ISSUER also agrees to issue 7,500,000 transferrable warrants to CIM Minerals with exercise prices as follows:  1,500,000 at $2.00, 3,000,000 at $3.50 and 3,000,000 at $5.00.  These warrants will be exercisable for 7 years from the date of issuance.

2.	REPRESENTATIONS AND WARRANTIES. ISSUER represents and warrants to CIM Minerals the following:

i
Organization. ISSUER is a corporation duly organized under the laws of Florida and has all the necessary corporate powers to own properties and carry on a business, and is duly qualified to do business in Florida. All actions taken by the incorporators, directors and shareholders of the ISSUER have been valid and in accordance with the laws of the State of Florida.

ii
Capital. The authorized capital stock of the ISSUER is 80,000,000 shares of common stock, $0.001 par value, of which there are 59,065,000 issued and outstanding shares and 20,000,000 shares of preferred stock, $0.001 par value, of which there are 5,000,000 issued and outstanding.  All outstanding shares are fully paid and non-assessable, free of liens, encumbrances, options, restrictions, and legal or equitable rights of others not a party to this Agreement. At closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating ISSUER to issue or to transfer from the treasury any additional shares of its capital stock. None of the outstanding shares of the ISSUER are subject to any stock restriction agreements. All of the shareholders of the ISSUER have valid title to such shares and acquired their shares in a lawful transaction and in accordance with the laws of the State of Florida.

iii.	Financial Statements. The Financial Statements of WorldVest are accurately stated in the December 31, 2009 10K annual filing and the March 31, 2010 and June 30, 2010 quarterly 10Q filings.

iv.
Absence of Change. Since the date of the balance sheet, there has not been any change in the financial condition or operations of the ISSUER, except changes in the ordinary course of business, which changes have not, in the aggregate, been materially adverse.

v
Liabilities. ISSUER does not have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on the ISSUER'S financial statement. ISSUER is not aware of any other pending, threatened or asserted claims, lawsuits or contingencies involving the ISSUER or its common stock.

vi
Ability to Carry out Obligation. ISSUER has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by ISSUER and the performance by ISSUER of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or the provisions of, or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which the ISSUER or its shareholders are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) any event that would cause the ISSUER to be liable to any party, or (c) any event that would result in the creation or imposition or any lien, charge or encumbrance on any assets of the ISSUER or upon the securities of the ISSUER to be acquired by CIM Minerals.

vii.
Full Disclosure. None of the representations and warranties made by the ISSUER, or any certificate or memorandum furnished or to be furnished by the ISSUER, contains or will contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading.

viii.
Compliance with the Laws. ISSUER has complied with, and is not in violation of any federal, state or local statue, law, and/or regulation pertaining to ISSUER. ISSUER has complied with all federal and state securities laws in connection with the issuance, sale and distribution of its securities.

ix.
Litigation. ISSUER is not (and has not been) a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. To the best of the knowledge of the ISSUER, there is no basis for any such action or proceeding and no such action or proceeding is threatened against the ISSUER and ISSUER is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

x.
Conduct of Business. Prior to the closing, the ISSUER shall conduct business in the normal course, and shall not (a) sell, pledge, or assign any assets, (b) amend its article of incorporation or By-laws, (c) declare dividends, redeem or sell stock or other securities, (d) incur any liabilities, (e) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (f) enter into any other transaction

xi.
Corporate Documents. Copies of each of the following documents, which are true, complete and correct in all material respects, will be attached hereto and made an integral part hereof to this Agreement:

(1)	Articles of Incorporation;
(2)	By-laws;
(3)	Minutes of Shareholders Meetings;
(4)	Minutes of Directors Meetings;
(5)	List of Officers and Directors;
(6)	Balance Sheet as described in Section 2(iii); and
(7)	Stock register and stock records of the ISSUER and a current, accurate list of the
ISSUER's shareholders.

xii.	Documents. All minutes, consents or other documents pertaining to the ISSUER to be delivered at the closing shall be valid and in accordance with the laws of the State of Florida.

xiii
Title. The Shares to be issued to CIM Minerals will be, at the closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind. None of such Shares are or will be subject to any voting trust or agreement. No person holds or has any right to receive any proxy or similar instrument with respect to such shares, except as provided for in this Agreement, the ISSUER is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the securities to be issued to CIM Minerals. There is no applicable local, state or federal law, rule or regulation, or decree which would, as a result of the issuance of the Shares to CIM Minerals, impair, restrict, or delay CIM Minerals voting rights with respect to the Shares.

3.      CIM Minerals and CIM represent and warrant to the ISSUER the following:

i.
Organization. CIM is an iron ore mining and investment company incorporated under the laws of Chile.  Any actions taken by the owners and shareholders of the CIM have been valid and in accordance with the laws of Chile.

ii.	Shareholders and Issued Stock. CIM Minerals owns 99.9% of all capital stock of CIM.

iii
Ability to Carry out Obligation. CIM has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by CIM and the performance by CIM of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or the provisions of, or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which the CIM or its shareholders are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) any event that would cause the CIM to be liable to any party, or (c) any event that would result in the creation or imposition or any lien, charge or encumbrance on any assets of the CIM or upon the securities to be acquired by the ISSUER.

iv.	Financial Statements. N/A. It is stipulated by CIM Minerals and CIM that full financial disclosures have been made on all assets and operations of CIM.

v.
Absence of Change. Since the date of the balance sheet, there has not been any change in the financial condition or operations of the CIM, except changes in the ordinary course of business, which changes have not, in the aggregate, been materially adverse.

vi.
Liabilities. CIM does not have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on the CIM’S financial statement. CIM is not aware of any other pending, threatened or asserted claims, lawsuits or contingencies involving the CIM or its common stock.

vii.
Corporate Documents. Copies of each of the following documents, which are true, complete  and correct in all material respects, will be attached hereto and made an integral part hereof to this Agreement:

(1)	Articles of Incorporation;
(2)	By-laws;
(3)	Minutes of Shareholders Meetings;
(4)	Minutes of Directors Meetings;
(5)	List of Officers and Directors;
(6)	Financial Statement and
(7)	Stock register and stock records of the CIM and a current, accurate list of the shareholders.
(8)	All Mineral Concession records and files including all records pertaining to the Atacama Desert Iron Ore Mine and the Tocopilla Sands Property.
(9)	All current LOI’s and Port Agreements held by the company and all information and introductions for Mineral or Port negotiations.

vii.	Documents. All minutes, consents or other documents pertaining to the CIM to be delivered at the closing shall be valid and in accordance with the laws of the State of Florida.

4.
INVESTMENT INTENT. CIM Minerals agrees that the Shares of CIM being transferred pursuant to this Agreement (hereinafter called a "Transfer") may be sold, pledged, assigned, hypothecated or otherwise transferred, with or without consideration, and the said TRANSFER shall come into force only pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from registration under the 1933 Act, the availability of which is to be established to the satisfaction of the ISSUER. CIM Minerals agrees prior to any Transfer, to give written notice to the ISSUER expressing SHAREHOLDER's desire to affect such Transfer and describing the proposed Transfer.

5.
CLOSING. The closing of this transaction shall take place at the offices of CIM upon receipt or exchange, as the case may be of the items referenced in Section 6, below. If the closing of this transaction does not take place on or before August 31st, 2010 then either party may terminate this Agreement.

6.	DOCUMENTATION TO BE DELIVERED AT CLOSING.

i.	By the ISSUER

(1)	Board of Directors Minutes authorizing the issuance of 20,000,000 common shares and 12,000,000 Series D Convertible Preferred Shares registered in the name of CIM Mineral Investors, S.A.

(2)	Board of Director Minutes authorizing the issuance of 7,500,000 transferrable warrants exercisable at $2.00, $3.50 and $5.00 as agreed.

(3)
Stock Certificates representing a total of 20,000,000 common shares of common stock and 12,000,000 Series D Convertible Preferred Shares in the ISSUER issued CIM Mineral Investors, S.A.  These shares are automatically converted on the redomicile of WorldVest.

(4)	Warrants representing the right to purchase a total of 7,500,000 shares of common stock in the ISSUER issued CIM Mineral Investors, S.A. or assignee.

(5)	Such other minutes of ISSUER's shareholders or directors as may reasonably required by CIM Minerals.

ii.	By CIM Minerals and CIM:

(1)	Delivery to the ISSUER, share certificates representing 50,000 representing 100% of the ownership of CIM.

(2)	Consents signed by a majority shareholders of CIM Minerals consenting to the terms of this Agreement.

7.      REMEDIES.

i.
Arbitration. Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in the State of California in accordance with the Rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy. The venue of such arbitration shall be in State of California under the laws of the state of California.

8.	MISCELLANEOUS.

i.
Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

ii.
No Oral Change. The Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

iii.
Non Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

iv.	Time of Essence. Time is of the essence of the Agreement and of each and every provision hereof.

v.	Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

vi.
Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed as original, but all of which together shall constitute one and the same instrument.

vii.
Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom the notice is to be given, or the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly address, and by fax, as follows:

CIM Mineral Investors, S.A:	Issuer:
CIM Mineral Investors, S.A.	WorldVest, Inc.
PO Box 146	295 Madison Avenue, 12th Floor
Road Town, Tortola, BVI	New York, NY 10067

IN WITNESS WHEREOF, the undersigned has executed this Agreement this 27th day of August 2010.

CIM Mineral Investors, S.A.	WorldVest, Inc.

/s/	/s/
David Goldring as per Shareholders	Garrett K. Krause as per the Shareholders
Resolution of CIM Mineral Investors, S.A.	and Directors of WorldVest, Inc.